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                                                                       EXHIBIT 5


                      Winthrop, Stimson, Putnam & Roberts
                               Financial Centre
                             695 East Main Street
                                 P.O. Box 6760
                            Stamford, CT 06904-6760
                                (203) 348-2300



                               February 12, 1997



Silgan Holdings Inc.
4 Landmark Square
Stamford, CT  06901


          Re:  Registration Statement on Form S-2
               (Registration No. 333-11989) of
               Silgan Holdings Inc.
               ----------------------------------


Dear Sirs:

          We refer to the above-referenced Registration Statement on Form S-2, as amended through the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,175,000 shares (including 675,000 shares which the underwriters have an option to purchase to cover over-allotments, if any) of common stock, par value $.01 per share (the "Shares"), of Silgan Holdings Inc., a Delaware corporation (the "Company").

          In connection with this opinion, we have examined copies of (i) the Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, each in the form filed as an exhibit to the Registration Statement, and
(ii) certain resolutions of the Board of Directors of the Company relating to the proposed issuance of the Shares. We have also examined and relied upon originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company, certificates and statements of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examinations, we have assumed the completion of all requisite corporate actions and authorizations prior to the effectiveness of the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies, and the authenticity of all originals of such copies.

          Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act and the Shares are duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Winthrop, Stimson, Putnam & Roberts